NOV Inc. Second Quarter 2025 Earnings Presentation July 29, 2025 Exhibit 99.2

2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. This document contains, or has incorporated by reference, statements that are not historical facts, including estimates, projections, and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often contain words such as “may,” “can,” “likely,” “believe,” “plan,” “predict,” “potential,” “will,” “intend,” “think,” “should,” “expect,” “anticipate,” “estimate,” “forecast,” “expectation,” “goal,” “outlook,” “projected,” “projections,” “target,” and other similar words, although some such statements are expressed differently. Other oral or written statements we release to the public may also contain forward-looking statements. Forward-looking statements involve risk and uncertainties and reflect our best judgment based on current information. You should be aware that our actual results could differ materially from results anticipated in such forward-looking statements due to a number of factors, including but not limited to changes in oil and gas prices, customer demand for our products, potential catastrophic events related to our operations, protection of intellectual property rights, compliance with laws, and worldwide economic activity, including matters related to recent Russian sanctions and changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs and their related impacts on the economy. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. We undertake no obligation to update any such factors or forward-looking statements to reflect future events or developments. You should also consider carefully the statements under “Risk Factors,” as disclosed in our most recent Annual Report on Form 10-K, as updated in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements, as well as additional disclosures we make in our press releases and other securities filings. We also suggest that you listen to our quarterly earnings release conference calls with financial analysts. This presentation contains certain forward-looking non-GAAP financial measures, including Adjusted EBITDA. The Company has not provided a reconciliation of projected Adjusted EBITDA. Management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income, such as other income (expense), which includes fluctuations in foreign currencies. As such, a reconciliation of projected Adjusted EBITDA to projected net income is not available without unreasonable effort. The actual amount of other income (expense), provision (benefit) for income taxes, equity income (loss) in unconsolidated affiliates, depreciation and amortization, and other amounts excluded from Adjusted EBITDA could have a significant impact on net income. Safe Harbor / Forward Looking Statements / Non-GAAP Financial Measures

2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved.    NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Significant Achievements 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. Awarded a multi-year contract to provide instrumentation and digital services across the US fleet of a major land drilling contractor NOV’s Electronic Drilling Recorder (EDR) and Remote Drilling Monitoring (RDM) applications, powered by the Max™ Platform, enable standardized data aggregation, delivery, and visualization to provide real-time insights and seamless collaboration from wellsite to office. Secured a contract to deliver a Submerged Swivel and Yoke (SSY) system for an FLNG project in Argentina The SSY system connects an FLNG vessel to its subsea infrastructure while allowing the vessel to weathervane with changing sea and wind conditions. The system enables continuous and safe transfer of gas without disconnecting, maximizing uptime and ensuring safe, uninterrupted operations. Installed four high-profile automation packages on separate offshore rigs, including one with the ATOM RTX™ robotic system One operator has already reported nearly 99% utilization of the Multi-Machine Control pipe-handling system, along with robotic pipe doping operations that have enabled a hands-free red zone during tripping activities. The rig is also delivering best-in-class slip-to-slip drilling connection times, outperforming all other assets in the region.

Q2 2025 Consolidated Revenue  2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. $1.2B $1.0B Energy Products and Services Energy Equipment (2)% 14.2% 0% 13.1% 38% North America 62% International 53% Land 47% Offshore $2.2B NOV 11.5% (1)% Form 8-K containing earnings release for the second quarter of 2025 ended June 30, 2025. Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to Net Income. +3% +5% +4% Year-on-Year Revenue Adjusted EBITDA % Sequential Revenue

in millions 2Q25 Sequential Variance Year-Over-Year Variance Revenue $1,025 +3% (2)% Adjusted EBITDA 146 +1% (21)% Adjusted EBITDA % 14.2% -40 bps -330 bps Lower levels of global activity year-on-year affected demand for consumable products, partially offset by higher sales of capital equipment offerings. Profitability was impacted by a less favorable sales mix, tariffs and other inflationary pressures, and certain charges in Latin America. 2Q25 Revenue Streams 34% Capital Equipment 50% Services and Rentals 16% Product Sales Energy Products and Services 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. Provides critical technologies consumed in drilling, intervention, completion, and production activities Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to Net Income.

in millions 2Q25 Sequential Variance Year-Over-Year Variance Revenue $1,207 +5% 0% Adjusted EBITDA 158 -4% +11% Adjusted EBITDA % 13.1% -130 bps +130 bps Ending Backlog $4,300 (3)% (1)% Orders, net 420 (4)% (57)% Book-to-Bill 66% Higher revenue out of backlog offset lower sales of aftermarket parts and services. Improved profitability year-over-year was driven by strong execution on higher-margin backlog. 2Q25 Revenue Streams 38% Aftermarket 62% Capital Equipment Energy Equipment 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. Designs, delivers, manufactures, and supports advanced drilling, completion, and production solutions Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to Net Income.

Capital Allocation 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. NOV expects to return at least 50% of Excess Free Cash Flow1 Last Twelve Months (LTM) 1 NOV expects to return at least 50 percent of Excess Free Cash Flow (defined as cash flow from operations less capital expenditures and other investments, including acquisitions and divestitures) through a combination of quarterly base dividends, opportunistic stock buybacks, and a supplemental dividend to true-up returns to shareholders on an annual basis. Maintain our asset base and invest in organic growth opportunities Enhance strategic growth initiatives Through base dividend, share repurchases, and annual supplemental dividend Balance Sheet Capex M&A Return Capital Investment grade rating critical to business model $167MM Capex 2Q25 YTD – Acquisitions net of divestitures 2Q25 YTD <1x Net debt leverage ratio <2x Gross debt leverage ratio as of 2Q25 $536MM Returned to shareholders 2Q25 LTM

Outlook: Q3 2025 Outlook 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. Year-Over-Year (Q3’24 vs Q3’25) NOV Revenue Down one to three percent Adj. EBITDA $230 million - $250 million EPS Revenue Flat to down two percent Adj. EBITDA $130 million - $150 million EE Revenue Down one to three percent Adj. EBITDA $145 million - $160 million Guidance is based on current outlook and plans and is subject to a number of known and unknown uncertainties and risks and constitutes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as further described under "Safe Harbor / Forward Looking Statements / Non-GAAP Financial Measures". Actual results may differ materially from the guidance set forth above.

Appendix 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

In millions

	Three Months Ended			Six Months Ended	
	June 30,		March 31,	June 30,	
	2025	2024	2025	2025	2024
Revenue:					
Energy Products and Services	$ 1,025	$ 1,050	$ 992	$ 2,017	$ 2,067
Energy Equipment	1,207	1,204	1,146	2,353	2,382
Eliminations	(44)	(38)	(35)	(79)	(78)
Total revenue	2,188	2,216	2,103	4,291	4,371
Adjusted EBITDA:					
Energy Products and Services	$ 146	$ 184	$ 145	$ 291	$ 358
Energy Equipment	158	142	165	323	261
Eliminations and corporate costs	(52)	(45)	(58)	(110)	(97)
Total Adjusted EBITDA	$ 252	$ 281	$ 252	$ 504	$ 522
Adjusted EBITDA %:					
Energy Products and Services	14.2%	17.5%	14.6%	14.4%	17.3%
Energy Equipment	13.1%	11.8%	14.4%	13.7%	11.0%
Eliminations and corporate costs	—	—	—	—	—
Total Adjusted EBITDA %	11.5%	12.7%	12.0%	11.7%	11.9%
Reconciliation of Adjusted EBITDA:					
GAAP net income attributable to Company	$ 108	$ 226	$ 73	$ 181	$ 345
Noncontrolling interests	6	(3)	1	7	(1)
Provision for income taxes	1	70	47	48	114
Interest and financial costs	22	22	22	44	46
Interest income	(10)	(8)	(11)	(21)	(16)
Equity income in unconsolidated affiliates	(1)	(8)	—	(1)	(37)
Other expense, net	17	14	20	37	24
(Gain) loss on sales of fixed assets	3	—	(2)	1	(1)
Depreciation and amortization	87	86	89	176	169
Other items, net	19	(118)	13	32	(121)
Total Adjusted EBITDA	$ 252	$ 281	$ 252	$ 504	$ 522

© 2025 NOV Inc. All rights reserved.

2025 Earnings Presentation – 7/29/2025 11

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow (Unaudited) 2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved. In millions     Three Months Ended     Six Months Ended       June 30,     June 30,       2025     2025     2024                       Total cash flows provided by operating activities   $ 191     $ 326     $ 354   Capital expenditures     (83)     (167)     (151) Free Cash Flow   $ 108     $ 159     $ 203   Business acquisitions, net of cash acquired     —       —       (252) Business divestitures, net of cash disposed     —       —       176   Excess Free Cash Flow   $ 108     $ 159     $ 127

2025 Earnings Presentation – 7/29/2025 © 2025 NOV Inc. All rights reserved.